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                                                                   Exhibit 99.01

THE INVESTOR
Investor Relations
December 2003 Volume 1 No.5

ABOUT THE INVESTOR

This is a publication of the Cardinal Health Investor Relations department and contains select news impacting Cardinal Health and its businesses. This document is not intended to supplant Cardinal Health's filings with the SEC, and is not an offer to sell securities of Cardinal Health. Investors should read Cardinal Health's SEC filings for a more complete understanding of the performance and financial condition of the company.

INSIDE THIS ISSUE (CLICK TO VIEW)

HIGHLIGHTS

         - GUIDANCE FOR FISCAL 2004 REAFFIRMED: Cardinal Health expects strong revenues, improved mix of higher profit margin sales and expense controls will deliver mid-teens or better EPS growth and operating cash flow of $1.3B.

         - DISTRIBUTION MODEL CHANGES: Read how Cardinal Health's changes from a "buy and hold" inventory model to a "just in time" model will increase efficiency and help meet an industry need to improve the safety and security of the nation's pharmaceutical supply.

         - REVENUE IMPLICATIONS OF MODEL TRANSITIONS: Understand how the new inventory model and Cardinal Health's new activity based fee structure to manufacturers is not expected to have any meaningful impact on total revenue trends. Also learn about might shift between the categories comprising total revenues.

         -   ACQUISITION OF INTERCARE GROUP BROADENS GLOBAL PRESENCE IN STERILE
             MANUFACTURING: Cardinal Health's most recently announced acquisition, a leading European pharmaceutical products and services company, has strong positions in several key fast-growth areas.

CARDINAL HEALTH REAFFIRMS EARNINGS GUIDANCE

Cardinal Health reiterates its long term and fiscal year 2004 performance targets. Cardinal Health's long term targets are:

         -   Low- to mid-teens annual revenue growth

         -   Mid-teens or better annual EPS growth

         -   Return on equity of 20 percent or better

         -   Free cash flow ultimately growing to 60 percent of net earnings

With no change to fiscal 2004 earnings growth expectations, the company also reiterates the forecasted earnings pattern of faster growth in the second half versus the first half of the fiscal year, with particularly tough comparisons in the second quarter. All of the earnings growth contribution in the first half of the fiscal year is expected to come from the company's Medical Products and Services, Pharmaceutical Technologies and Services, and Automation and Information Services segments. In the second half of the year, accelerating performances from these three segments and improving returns from the Pharmaceutical Distribution and Provider Services segment should result in over 500 basis points acceleration in EPS growth versus the first half of the fiscal year.*

As the company moves into fiscal 2005, total earnings growth is expected to be favorable to fiscal 2004 as the Pharmaceutical Distribution and Provider Services business begins to contribute more to expected earnings growth and the company's other three segments continue sustained, strong performance.



Highlights for fiscal year 2004 performance by segment are expected to include:

         - PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES operating earnings will be affected in the first and second quarters and full year as the company embarks upon the transition to a new just-in-time (JIT) and activity based fee business model and faces particularly strong prior year second quarter performance comparisons. Changes to revenue and earnings associated with this shift are discussed more fully in this issue (see related stories).

         - In MEDICAL PRODUCTS AND SERVICES, new self-manufactured product volumes and market share gains in distribution should drive the strongest organic top line growth in this business since 1999. These gains, combined with ongoing expense controls and



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             strong self-manufactured product mix momentum, should drive improving returns on sales and capital for the full year.

         - PHARMACEUTICAL TECHNOLOGIES AND SERVICES should increase operating earnings for the full year through a combination of strong performances from nuclear pharmacy, oral manufacturing and pharmaceutical packaging, with particular strength in sterile manufacturing and on-going expense control. Pharmaceutical Technologies and Services is expected to be the fastest growing business segment this fiscal year.

         - The need for patient safety and cost containment solutions and the introduction of Pyxis PatientStation SN(R) provides confidence for high growth for the foreseeable future for the AUTOMATION AND INFORMATION SERVICES business, including continued strong top line demand for new products and services and rising returns on sales and capital.

Cardinal Health's long term formula for success remains unchanged: strong revenue growth accompanied by rising returns on sales and capital. The company's strong balance sheet and free cash flow will enable continued investment in strategic opportunities to build on its leadership positions in the marketplace. Cardinal Health expects to continue to deliver exceptional performance that will be driven by a greater balance of earnings growth across its businesses (see sidebar).

*Amounts set forth are, where relevant, before special items.


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(Call out box: OUR EARNINGS MIX: A STRATEGIC BLEND: Cardinal Health's mix of
earnings continues to shift toward its Medical Products and Services, Pharmaceutical Technologies and Services, and Automation and Information Services segments. Fourteen billion dollars have been invested in these three lines of business since 1996, which today deliver 60 percent of the company's earnings and the majority of the expected earnings growth in fiscal year 2004. These investments have enabled a strategic expansion of product and service offerings.

For example, in October, the company completed its purchase of Gala
Biotech as part of its ongoing strategy to grow and enhance innovative drug development services. The pending acquisition of Intercare (see related story), a well-established service provider to the pharmaceutical and biotech industry based in the United Kingdom, is another great example of how the company intends to better serve its customers globally by increasing its scale in proprietary manufacturing and broadening its participation in the fast-growing generics market.)

A CHANGING DISTRIBUTION MODEL

Since January of this year, Cardinal Health has been communicating about the changing dynamics of its pharmaceutical distribution business. Essentially, two changes are occurring. First, Cardinal Health's distribution pricing model must be updated to account for dramatic increases in the variety and type of medications available to patients, as well as the commensurate complexity of logistics to distribute them. Second, the current inventory management model, which is based on large amounts of inventory being held in the channel, must also change. Importantly, these changes further enhance the value Cardinal Health provides to both manufacturing partners and provider customers.

These two factors are focused predominately on the business equation between manufacturers and distributors. A highly efficient distribution model which includes just-in-time (JIT) inventory


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management and pricing models has already been established between distributors and provider customers. It is time to develop a similarly efficient inventory management and pricing system between Cardinal Health and manufacturers. Making this change will not only increase efficiency, but also improve the safety and security of the nation's pharmaceutical supply.

As Cardinal Health works with its manufacturing partners to make these changes, it is important to understand why the company believes this evolution is necessary and beneficial, how it will strengthen its already strong relationships with manufacturing partners, and its short- and long-term impact on operating results. It's also important to note that the role of Cardinal Health as an essential value provider in the supply chain is not changing; rather the change is in how the manufacturer compensates the company for the services it receives.

Cardinal Health believes this new model will deliver significant financial and operating benefits to both the company and manufacturers, while ensuring continuing high service levels to provider customers.

STRONG FUNDAMENTALS IN GROWING DISTRIBUTION BUSINESS

The fundamentals of the pharmaceutical distribution industry are stronger than ever. Demand for domestic pharmaceuticals continues to be one of the most rapidly growing components of the gross domestic product (GDP). The complexity of pharma and biotech drugs creates unique and specialized distribution requirements that favor sophisticated, technologically advanced distributors with scale and geographic reach, further emphasizing the essential role of the distributor in the supply chain. The U.S. pharmaceutical market alone is greater than $200 billion and growing more than 10 percent annually. To achieve the scale and scope required to meet these increased needs, the pharmaceutical distribution industry, which handles more than 80 percent of the nation's pharmaceutical volume, has consolidated dramatically over the past

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10 years. In 1990 there were 100 full-line wholesale distributors like Cardinal
Health. Today, the top three distributors have earned more than 90 percent of the distributed market share. Manufacturers and providers have become increasingly dependent on wholesalers to facilitate the distribution supply channel.

The U.S. drug wholesale industry has evolved to become perhaps the most effective distribution system in any industry. It is an extremely efficient, competitive supply chain that delivers an essential product in a highly regulated and controlled industry, requiring nearly 100 percent service levels, daily deliveries and 6-12 hour turnaround for more than 100,000 unique products. Products are delivered to the right place, at the right time, in the right quantities, in the right varieties and in the right, safe condition. And, the industry is accomplishing all that at the right cost. How? The industry today delivers a highly proprietary capability built on logistics expertise, augmented by technology investments and a nationwide network to achieve both scale and local availability. These factors enable the industry to consolidate demand and process orders in ways that are reliable, efficient and cost effective for both manufacturers and providers.

The effectiveness of the pharmaceutical distribution system is based on distributors bridging supply from more than 500 manufacturers with demand from nearly 150,000 points of care. This complex system provides an efficient, cost effective way for manufacturers to bring products to market and reduces the administrative requirements as well as the burden of inventory investments for provider customers. The industry today provides unprecedented national service reach with advanced logistics technology, at a remarkably low cost structure.

Within this highly efficient industry, Cardinal Health is a leader, each day delivering more than 2.5 million pharmaceutical products to more than 30,000 locations in the United States. The

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service levels and response times required to support a business with this scope have been made possible through substantial investments. Over the past 10 years, Cardinal Health has invested more than $500 million to modernize and expand its distribution network and build a world class IT infrastructure critical to matching demand and supply, enabling Cardinal Health to deliver nearly 100 percent service levels to the point of care. The network strategically positions inventory for the benefit of both providers and manufacturers to ensure availability of products within hours of demand. But, Cardinal Health's pharmaceutical distribution services go well beyond logistics to include administrative and financial services in support of both providers and manufacturers. Some of the important administrative services provided include customer pricing, manufacturer/provider contract portfolio management, creation of generic formularies, processing of manufacturer returns and product recalls, marketing and merchandising programs, and the management of nearly 1 million support calls per month on behalf of manufacturers.

In addition, extensive investments in inventory and accounts receivable are complemented with other financial services such as managing pricing chargebacks for manufacturers and the credit/risk of provider receivables. Sophisticated electronic processing systems integrate these services and allow provider customers to order and monitor their purchases online, manage formularies and access management reports.

Over the past decade, Cardinal Health's pharmaceutical distribution business has also driven substantial cost from the supply chain, returning billions of dollars in savings to provider customers. The national drug distribution industry, as characterized by the three market leaders, including Cardinal Health, has seen service levels and response rates improve while costs have come down, and industry returns on capital have steadily improved. This has been good for the entire supply chain, including manufacturers as well as provider customers.

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EVOLVING BUSINESS MODEL

To understand why a change is necessary to a system that has worked well for so many years, it is important to understand how the current model has evolved. The overriding objective has always been to facilitate a safe, secure, efficient and responsive system to ensure the highest levels of patient care. Providers, distributors and manufacturers all recognize that the most effective way to provide patients with fast access to essential pharmaceuticals is by keeping inventory close to where it is needed.

However, the cost to hold inventory made it impractical for each of the nearly 150,000 points of care to stock the variety and complexity of pharmaceuticals necessary to adequately meet patient demand. To meet patient needs while balancing these economic realities, pharmacies looked to wholesalers to carry the backup inventory that ensured they could provide high service levels with low inventory investments. This solution provided near immediate access to pharmaceuticals as distributors gained economies of scale and invested heavily to create a sophisticated JIT system for providers.

The holding of inventory by distributors became a central component to the success of this system. In order to fulfill patient demand, providers relied upon distributors and, in turn, manufacturers found distributors critical to maintain supply of their products near patients.

These are the dynamics that led to the current "buy and hold" (B+H) model between distributors and manufacturers. Distributors invest in -- or buy -- inventory, then stock it in distribution centers to hold it until required by providers. Margins were earned by distributors based largely on the amount of inventory bought and held, and to a lesser extent on fees collected for the unique distribution requirements of the individual pharmaceutical products. In an environment where inventory was appreciating at a rate greater than the cost of carrying, distributors were

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encouraged to carry more and more inventory. Large inventory stocks drove margins through price appreciation and manufacturer incentives, with the resulting profitability more than covering distribution costs for all products. With knowledge of distributors' willingness to buy and hold inventory, manufacturers also periodically offered deals or incentives to carry even more inventory, exacerbating the large supplies of inventory in the channel.

This excess channel inventory in the B+H model also created undesirable diversion opportunities and fostered the creation of more than 6,000 secondary market distributors known as alternate source vendors (ASVs). Many ASVs do not service providers directly but instead are in business to make arbitrage profits. Unfortunately, the rise in ASVs has made the supply chain more porous and ultimately opened new avenues for the introduction of counterfeit products.

One short term solution to the issues created by excess supply was to refine existing broad contractual agreements with manufacturers to try to limit inventory in the channel. These addendum agreements are referred to as Inventory Management Agreements, or IMAs. However, in limiting inventory, IMAs reduce the margin that is derived from appreciation from inventory held by distributors which has become the primary way manufacturers pay for distribution services received.

IMAs don't address the individual distribution requirements for pharmaceuticals, which are often dramatically different. Twenty years ago, the vast majority of drugs were oral solid tablets or

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capsules. Today's array of products increasingly includes injectables, biologics, controlled substances and chemotherapies, all of which require highly sophisticated handling. The greater variability in the characteristics of drugs results in significant fluctuations in the cost to distribute individual products.

So, a model needs to evolve to both replace the investment price appreciation from higher inventory levels and adequately compensate distributors for the increased complexity and cost of distribution for each unique product. The system must be flexible and efficient, like the JIT model that exists downstream today between distributors and providers.

JUST IN TIME, A NEW MODEL

It is clear that a new "just-in-time" (JIT) model and activity-based pricing, similar to the one so successfully developed downstream between distributors and providers, needs to be developed upstream for manufacturers and distributors. Such a model would wring out inefficiencies upstream by departing from the historic B+H model that depended on inventory investment gains. In addition, by more closely matching supply with demand, the model would provide manufacturers with significantly improved visibility down the supply channel to end-user demand. Such information would allow manufacturers to more effectively plan for production and logistics.

The economics of the new JIT model are built around "fees for service," rather than inventory investment gains. Fees would be based on specific distribution activities for each manufacturer and its respective products. For example, a bottle of solid oral dose pills would cost less to distribute than a refrigerated injectable product. Again, departing from the B+H approach, where compensation was based on a pool of margin associated with broad inventory investments.

The JIT model also takes a major step forward to address the critical issue of counterfeiting and product tampering. Limiting channel inventory reduces diversion opportunities by establishing a

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more secure distribution system and effectively eliminating arbitrage opportunities. Importantly, the shift in pricing and JIT inventory model to manufacturers will not affect the way Cardinal Health will do business with provider customers. But, the degree of price discounting Cardinal Health will be able to provide to its customers will have to slow.

Cardinal Health is in active discussion with pharmaceutical manufacturers regarding how to move to this new model and is developing an approach the company calls Distributor Service Agreements, or DSAs (see sidebar). Positive meetings have already been held with executives from leading pharmaceutical companies. The reaffirmation of the critical role of distributors and the need for adequate compensation for services provided during these conversations give Cardinal Health confidence that DSAs are the right model for the future.

Based on collaboration and trust, DSAs will result in greater financial stability, less volatility and greater predictability of results for Cardinal Health's pharmaceutical distribution business. The industry recognizes the distribution requirements of today are far more complex than in the past. The DSA approach will maintain the security, access and efficiency of the nation's pharmaceutical supply without increasing prices to patients.

(Sidebar: Distributor Service Agreements (DSAs) are contracts that define the entire relationship with manufacturers and support a new model of pharmaceutical distribution. DSAs will be unique between Cardinal Health and each manufacturer, with features that include:

     -   Manufacturer and product specific agreements

     -   Fee based payment for distribution

     -   Performance based agreements, allowing differentiation

     -   Lower levels of inventory required for same or higher levels of service

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     -   Expanded services provided to manufacturers.)

ATTRACTIVE FINANCIAL CHARACTERISTICS OF JUST-IN-TIME MODEL AND DISTRIBUTION SERVICE AGREEMENTS

The pharmaceutical distribution industry's "buy-and-hold" approach over the past two decades created some unique opportunities to earn margins in the company's pharmaceutical distribution business. But, Cardinal Health's move to the just-in-time model also has several distinct financial advantages. First, margins should be more predictable and more consistently tied to revenue performance throughout the fiscal year with less reliance on income from price appreciation and vendor incentives. Cardinal Health's JIT model will also require lower inventories, which should result in lower warehouse expense and inventory carrying costs. Assets will turn faster. If fully implemented today, working capital requirements would decline by over $1 billion. Less capital will drive higher cash flows and substantially higher return on invested capital. Bottom line: Cardinal Health's pharmaceutical distribution business results will be more predictable with revenue streams to match end-patient demand, more stable gross margins, solid returns on sales and capital with less risk and dependence on price appreciation.

REVENUE IMPLICATIONS OF MODEL TRANSITION

Cardinal Health's change from the "buy and hold" model described in this newsletter to a new JIT and activity based fee structure to manufacturers is not expected to have any meaningful impact on total revenue trends in the future as it has no impact on provider customer demand. But, there will be some shifting between the categories that comprise total revenues. Here's why:

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Cardinal Health's basic business is buying full cases (bulk) and breaking them down to customized orders and delivering to provider customers. This is called Direct Store Door (DSD) business, and is recorded as Operating Revenues.
Another service, exclusively available to providers who warehouse product is Bulk Deliveries. Here, Cardinal Health orders product on behalf of a specific warehousing customer, and either the manufacturer ships the product direct to the customer warehouse or the product is shipped virtually simultaneously to the customer warehouse when it hits Cardinal Health's dock. These products are never put in to Cardinal Health's inventory. As such, these sales are normally a complete pass through to Cardinal Health's customers and are reflected on the company's income statement as a separate line item, Bulk Deliveries to Customer Warehouses, with little or no associated profit. This bulk sales system exists because many manufacturers choose to limit financial transactions exclusively to distributors. Cardinal Health is providing a courtesy for customers to use Cardinal Health's ordering system to place full case orders. Cardinal Health merely submits the order to the manufacturer and processes the payment from the customer.

Under the B+H model, some full case orders were filled from the company's general inventory held in stock, as Cardinal Health built up increasing amounts of surplus inventory. By filling some bulk deliveries from inventory held in stock, Cardinal Health was also able to increase response rates. As that product was pulled from warehouse stock it was recorded as Operating Revenue, not as pass-through Bulk Deliveries to Customer Warehouse Revenues. This is called "Bulk from Stock."

Bulk from Stock sales affect reported operating revenues at Cardinal Health, but have no effect on the company's basic DSD business. As Cardinal Health shifts to a new just-in-time model, with significantly lower inventories in its warehouses, nearly all bulk orders will be shipped either from the manufacturer or virtually simultaneously at time of receipt and not drawn from general stock. Our general inventory stock will be used primarily to support direct store door business.

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LOOKING TO FUTURE REVENUE TRENDS

As shown in the table below, the overwhelming majority of Cardinal Health's business is DSD. Trends in DSD volumes that represent shipments from Cardinal Health warehouses direct to the customer site of care continue to be very strong, indicating both strong industry demand and demand for Cardinal Health services.

Box:

Cardinal Health Pharmaceutical Distribution Revenues

                                         Fiscal 2003        2 Year    Fiscal 2004
                                        Revenues (000)       CAGR      Quarter 1
                                        --------------      ------    -----------
Bulk Deliveries to Warehouses            $ 6,069,900        -19%         +26%

Operating Revenues

         Direct Store Door (DSD)          32,968,975        +15%         +26%
         Bulk from Stock                  +5,613,893        +24%         -38%
                                         -----------        ----         ----
         Total Operating Revenues        =38,582,868        +16%         +18%
                                         -----------        ----         ----
Total Revenues                           $44,652,768         +9%         +19%



Cardinal Health expects strong continued growth in its direct store door sales throughout the remainder of this fiscal year, in excess of 15%, but reported operating revenue growth will be impacted, particularly in the second fiscal quarter, by the significant decline in "Bulk from Stock" revenues that is resulting from the transition to a JIT model. The shift does not have an impact on the company's overall earnings outlook as these influences were factored into the guidance provided in August, October and again today.

DSD volumes and associated revenues represent what customers are buying for their pharmacies to meet consumer prescription demand. In addition, DSD is the primary earnings

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driver for the company's pharmaceutical distribution business. As such, DSD sales represent the best basis for evaluating the ongoing performance of its drug distribution business. Due to the changing complexity of the sales mix in pharmaceutical distribution, the company will provide this measure on a going-forward basis to ensure investors fully understand the trends and future potential of this business.

ACQUISITION BROADENS GLOBAL PRESENCE IN STERILE MANUFACTURING

Cardinal Health's most recently announced acquisition, the Intercare Group, a leading European pharmaceutical products and services company, is a great complement to its Pharmaceutical Technologies and Services business. Today, less than 10 percent of Cardinal Health's business is generated outside the United States, whereas Intercare generates most of its revenues in Europe--helping to improve Cardinal Health's geographic balance. A further benefit of the transaction is that Intercare has a strong presence in several fast-growth areas such as pre-filled syringes, which is estimated to be growing about 15 percent per year. The company sees an excellent growth opportunity with the acquisition and expects the acquisition to be completed shortly.

The acquisition will provide Cardinal Health with a strong platform for global coverage and will enable the company to:

         -   Increase its presence in proprietary sterile manufacturing:
             Intercare is a leader in manufacturing sterile, pre-filled syringes for European customers. This capability, coupled with Intercare's other sterile manufacturing and pharmaceutical packaging services, will extend the reach of Cardinal Health's already fast-growing life sciences business.

         - Better serve its customers globally: Intercare's complementary product development, UK and continental European manufacturing and service capabilities, and strong set of global customers, will enable the combined company to better serve the global needs of pharmaceutical and biotechnology firms.

         -   Broaden its participation in the fast-growing generic market:
             Intercare's Martindale business is a leading manufacturer of specialty generic pharmaceuticals, with sterile, non-sterile, and aseptic manufacturing capabilities.

With more than 1,400 employees, six manufacturing sites and thirteen distribution facilities, the operations of the Intercare Group are structured around two divisions: Pharmaceutical Manufacturing and Pharmaceutical Distribution. Seventy-five percent of Intercare's operating earnings come from the manufacturing division, with 25% coming from distribution.

The pharmaceutical manufacturing division manufactures specialty pharmaceuticals on a contract basis for global pharmaceutical companies and on a proprietary basis for hospital and pharmacy markets. Products include pre-filled syringes, specialty prescriptions, vaccines, ophthalmic, and biological and hormone products.

Within the manufacturing division, Intercare is currently building a new manufacturing facility just outside Brussels focused on pre-filled syringes, more than doubling capacity. This site is expected to be fully cGMP (Current Good Manufacturing Practices) compliant, which will provide Intercare the opportunity to expand existing business relationships as pharmaceutical companies in the United States and abroad continue to outsource large portions of manufacturing. Completion of the plant is expected in 2005.

In addition to the manufacturing division, Intercare also distributes generic and branded pharmaceutical products to pharmacy and other dispensing customers in the United Kingdom. This segment currently services more than 5,500 accounts through its 13 distribution centers.

Expanding Cardinal Health's manufacturing footprint in Europe not only provides a broader product offering to its global customers, it also provides a platform to expand within the company's existing areas of expertise, such as lyophilization and blow-fill-seal manufacturing. This acquisition, when completed, will further Cardinal Health's strategy of making acquisitions that broaden its product and service offerings for customers and expand globally.

UPCOMING EVENTS

JP MORGAN CONFERENCE
Friday, January 13, 2004
Location: San Francisco, California

FY 2004 SECOND QUARTER EARNINGS RELEASE CALL AND WEBCAST
Thursday, January 22, 2004

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

Steve Fischbach
VP, Investor Relations
614.757.7067 (direct)
614.757.8067 (fax)
stephen.fischbach@cardinal.com

Tammy Gomez
Director, Investor Relations
614.757.5218 (direct)
614.652.4514 (fax)
tammy.gomez@cardinal.com

Suzie Stoddard
Director, Investor Relations
614.757.7542 (direct)
614.757.8542 (fax)
suzanne.stoddard@cardinal.com

INDUSTRY TRENDS

FINANCIAL FUNDAMENTALS AS OF DECEMBER 12, 2003
Security: CAH (Common)
Exchange: New York Stock Exchange
Currency: U.S. Dollar

PRICE AND VOLUME
Recent Price                       $63.73
Trade Date                         12/12/03
52-Week High                       $67.96
52-Week Low                        $50.00
52-Week Change                     2.2%
YTD Change                         7.7%
Avg. Daily Volume Last 10 Days     1,285,360

SHARE RELATED
Market Capitalization (000)        $27,591,377
Shares Outstanding (000)           432,942
Shares Outstanding Date            10/31/03

Source: www.cardinal.com

FORWARD-LOOKING INFORMATION

Except for historical information, all other information in this document consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships, changes in distribution outsourcing patterns for health care products and/or services, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statements. In addition, statements in this newsletter may include adjusted financial measures governed by Regulation G. For a reconciliation of these measures, please visit the Investor Relations page at www.cardinal.com.

Copyright 2003
Cardinal Health, Inc.
All rights reserved.
Lit. No. IR03242 (12/03)

Cardinal Health
Investor Relations
7000 Cardinal Place
Dublin, Ohio 43017
614.757.5000

www.cardinal.com